SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BANK OF THE JAMES FINANCIAL GROUP, INC.

(Name of Small Business Issuer in its Charter)

Virginia	20-0500300
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

615 Church Street, Lynchburg, VA	24504
(Address of principal executive offices)	(Zip Code)

RESTATED STOCK OPTION PLAN OF BANK OF THE JAMES FINANCIAL GROUP, INC.

(Full title of plan)

J. Todd Scruggs

Bank of the James Financial Group, Inc.

Secretary and Treasurer

615 Church Street

Lynchburg, VA 24504

(434) 846-2000

(Name, address and telephone number, including area code, of agent for service)

The Commission is requested to mail signed copies of all orders, notices and communications to:

Eric J. Sorenson, Jr., Esq.

Edmunds & Williams, P.C.

800 Main St., Ste. 400

Lynchburg, VA 24505

(434) 846-9000

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering share price per share (2)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, $4.00 par value, to be issued under Restated Stock Option Plan Of Bank Of The James Financial Group, Inc.	60,000 shares	$24.10	$1,446,000	$184

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “1933 Act”), this Registration Statement covers an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the Plan.
(2)	Pursuant to Rule 457(h)(1) under the 1933 Act, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the bid and ask price of Bank of the James Financial Group, Inc. Common Stock on August 12, 2004 as reported on the Over the Counter Bulletin Board.
(3)	Based on 60,000 additional shares subject to the Plan, as provided in the General Instructions “E. Registration of Additional Securities.” Under the original registration statement (Registration No. 333-114454) relating to the Plan, the Registrant registered 154,000 shares of common stock, for which the registration fee was previously paid in full.

EXPLANATORY NOTE

This Registration Statement is being filed to register an additional 60,000 shares of Common Stock, $4.00 par value of Bank of the James Financial Group, Inc. (the “Company” or the “Registrant”) available for issuance under the Restated Stock Option Plan of Bank of the James Financial Group, Inc. (the “Plan”), as amended, as a result of an increase in the number of shares issuable under the Plan. The earlier Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on April 14, 2004 (File No. 333-114454), is hereby incorporated by reference. This incorporation by reference is made pursuant to General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there is a Registration Statement on Form S-8 relating to the same employee benefit plan.

Part II — Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), are incorporated by reference into this registration statement: (i) the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, as filed on March 26, 2004; (ii) the Registrant’s Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2004 and June 30, 2004; and (iii) the Registrant’s Current Reports on Form 8-K filed on April 21, 2004 and July 22, 2004.

All documents filed by the Registrant subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall also be deemed to be incorporated by reference into this registration statement and to be a part hereof from their respective dates of filing. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document that is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Items 4 through 7. Not required as provided by the General Instructions “E. Registration of Additional Securities.”

Item 8. Exhibits.

An Exhibit Index appears at page 6 hereof.

Item 9. Not required as provided by the General Instructions “E. Registration of Additional Securities.”

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SIGNATURES

Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lynchburg, Virginia on August 12, 2004.

BANK OF THE JAMES FINANCIAL GROUP, INC.

/S/ Robert R. Chapman III
Date: August 12, 2004	Robert R. Chapman III, President

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POWER OF ATTORNEY

Each of the undersigned hereby appoints Robert R. Chapman III and J. Todd Scruggs, each of whom may act individually, as attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this Registration Statement, with any schedules or exhibits thereto, and any and all supplements or other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on this 12th day of August, 2004.

Signature	Capacity

/s/ Robert R. Chapman, III
Robert R. Chapman, III	President (Principal Executive Officer) and Director

/s/ J. Todd Scruggs
J. Todd Scruggs	Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ Kenneth S. White
Kenneth S. White	Director, Chairman

Donna Schewel Clark	Director

/s/ Ted F. Counts
Ted F. Counts	Director

/s/ Donald M. Giles
Donald M. Giles	Director

/s/ Ronald V. Dolan
Ronald V. Dolan	Director

/s/ James R. Hughes, Jr.
James R. Hughes, Jr.	Director

/s/ Carl B. Hutcherson, Jr.
Carl B. Hutcherson, Jr.	Director

/s/ Thomas W. Pettyjohn
Thomas W. Pettyjohn, Jr.	Director

/s/ Richard R. Zechini
Richard R. Zechini	Director

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EXHIBIT INDEX

No.	Description
5.1	Opinion of Edmunds & Williams, P.C. with respect to the validity of the Common Stock under the Plan, filed herewith.

23.1	Consent of Edmunds & Williams, P.C., contained in the opinion filed as Exhibit 5.1 hereto.

23.2	Consent of Cherry, Bekaert & Holland, LLP, independent public accountants, filed herewith.

24.1	Powers of Attorney of directors of Bank of the James Financial Group, Inc., included on page 5 and filed herewith.

99.1	Restated Stock Option Plan of Bank of the James Financial Group, Inc., as amended, filed herewith.

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